Proskauer Rose LLP 1585 Broadway New York, NY 10036-8299

March 12, 2010

Maidenform Brands, Inc.
485F US Hwy 1 South
Iselin, NJ 08830

Ladies and Gentlemen:

We are acting as counsel to Maidenform Brands, Inc., a Delaware corporation (the “Company”), and issue this opinion in connection with a Prospectus Supplement, dated March 11, 2010 (the “Prospectus Supplement”), to a Registration Statement on Form S-3, Registration No. 333-145002 (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to a public offering of 3,187,351 shares of common stock of the Company, par value $0.01 per share (the “Common Stock”) held by Ares Corporate Opportunities Fund, L.P., an affiliate of Ares Management LLC (the “Selling Stockholder”), pursuant to an underwriting agreement, dated March 11, 2010, by and among the Company, Barclays Capital Inc. (the “Underwriter”), and the Selling Stockholder (the “Underwriting Agreement”).  The Underwriting Agreement will be filed as an exhibit to a Current Report on Form 8-K and incorporated by reference into the Registration Statement.

The Selling Stockholder’s shares were originally issued to the Selling Stockholder pursuant to the terms of the Agreement and Plan of Merger, dated as of March 16, 2004 (the “Merger Agreement”), by and among the Company, Maidenform, Inc., MF Merger Corporation and Ares Corporate Opportunities Fund, L.P.

In connection with the rendering of this opinion, we have examined originals or copies of such documents, corporate records and other instruments as we have deemed relevant, including, without limitation: (i) the certificate of incorporation of the Company, as amended to date; (ii) the by-laws of the Company, as amended to date; (iii) the resolutions of the Board of Directors of the Company dated February 22, 2010 relating to the Underwriting agreement and the transactions contemplated thereunder; (iv) the Merger Agreement, (v) the Registration Statement, together with the exhibits filed as a part thereof, (vi) the Prospectus Supplement and (vii) the Underwriting Agreement.

We have made such examination of law as we have deemed necessary to express the opinion contained herein.  As to matters of fact relevant to this opinion, we have relied upon, and assumed without independent verification, the accuracy of certificates of public officials and officers of the Company.  We have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified, facsimile or photostatic copies, and the authenticity of the originals of such copies.

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March 12, 2010

Based upon the foregoing, and subject to the limitations, qualifications, exceptions and assumptions expressed herein, it is our opinion that, assuming no change in the applicable law or pertinent facts, the shares of Common Stock were duly authorized when issued, and were validly issued, fully paid and non-assessable.

This opinion is limited in all respects to the General Corporation Law of the State of Delaware, and we express no opinion as to the laws, statutes, rules or regulations of any other jurisdiction.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Company’s Form 8-K (and its incorporation by reference into the Registration Statement) and to the reference to our firm under the caption “Legal Matters” contained in the Prospectus Supplement.  In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments that hereafter may be brought to our attention and that may alter, affect or modify the opinion expressed herein.  Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Selling Stockholder or the shares of Common Stock.

Very truly yours,

/s/ Proskauer Rose LLP

PROSKAUER ROSE LLP